EXHIBIT 10.1

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              DEBTOR-IN-POSSESSION REVOLVING CREDIT AGREEMENT

                                   among

                          NUTRAMAX PRODUCTS, INC.
                          NUTRAMAX HOLDINGS, INC.
                         NUTRAMAX HOLDINGS II, INC.
                         NUTRAMAX OPHTHALMICS, INC.
                      NUTRAMAX ACQUISITION CORPORATION
                       FAIRTON REALTY HOLDINGS, INC.
                              ORAL CARE, INC.
                        POWERS PHARMACEUTICAL CORP.
                           FLORENCE REALTY, INC.
                              CERTIFIED CORP.
                          FIRST AID PRODUCTS, INC.
                          ADHESIVE COATINGS, INC.
                         ELMWOOD PARK REALTY, INC.
                            F.A. PRODUCTS, L.P.

                                    and

                            FLEET NATIONAL BANK


                              Dated May , 2000

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
                             TABLE OF CONTENTS

Section                                                             Page
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     1.      DEFINITIONS AND RULES OF INTERPRETATION...................1

   ss.1.1.   Definitions...............................................1
   ss.1.2.   Rules of Interpretation...................................9

     2.      THE LOANS................................................10

   ss.2.1.   Commitment to Make Loans.................................10
   ss.2.2.   The Note.................................................10
   ss.2.3.   Interest on Loans........................................10
   ss.2.4.   Requests for Loans.......................................10
   ss.2.5.   Maturity.................................................10
   ss.2.6.   Mandatory Repayments of Loans............................11
   ss.2.7.   Optional Prepayments of Loans............................11

     3.      LETTERS OF CREDIT 11

   ss.3.1.   Establishment of Letter of Credit Sublimits..............11
   ss.3.2.   Documentary Letter of Credit Fees........................12
   ss.3.3.   Standby Letter of Credit Fees............................12
   ss.3.4.   Effect of Drawing Under Letter of Credit.................12
   ss.3.5.   Requests for Issuance of Letters of Credit...............13
   ss.3.6.   Indemnity................................................13
   ss.3.7.   Additional Provisions Relating to Letters of Credit......14

     4.      CERTAIN GENERAL PROVISIONS...............................16

   ss.4.1.   Closing Fee..............................................16
   ss.4.2.   Funds for Payments.......................................16
   ss.4.3.   Computations.............................................17
   ss.4.4.   Additional Costs, Etc....................................17
   ss.4.5.   Capital Adequacy.........................................18
   ss.4.6.   Certificate..............................................18
   ss.4.7.   Interest After Default...................................18

     5.      COLLATERAL SECURITY......................................18

     6.      REPRESENTATIONS AND WARRANTIES...........................18

   ss.6.1.   Corporate Authority; Etc.................................19
   ss.6.2.   Governmental Approvals...................................19
   ss.6.3.   Litigation...............................................20
   ss.6.4.   No Materially Adverse Contracts, Etc.....................20
   ss.6.5.   Compliance With Other Instruments, Laws, Etc.............20
   ss.6.6.   Tax Status...............................................20
   ss.6.7.   Capitalization...........................................20
   ss.6.8.   Leases...................................................21
   ss.6.9.   No Event of Default......................................21
   ss.6.10.  Holding Company and Investment Company Acts..............21
   ss.6.11.  Absence of UCC Financing Statements, Etc.................21
   ss.6.12.  Title to Collateral......................................21
   ss.6.13.  Certain Transactions.....................................21
   ss.6.14.  Employee Benefit Plans; Multiemployer Plans;
             Guaranteed Pension Plans.................................21
   ss.6.15.  Regulations U and X......................................22
   ss.6.16.  Subsidiaries.............................................22
   ss.6.17.  Loan Documents...........................................22

     7.      AFFIRMATIVE COVENANTS OF THE BORROWER....................22

   ss.7.1.   Punctual Payment.........................................22
   ss.7.2.   Maintenance of Office....................................22
   ss.7.3.   Records and Accounts.....................................22
   ss.7.4.   Financial Statements, Certificates and Information.......22
   ss.7.5.   Notices..................................................23
   ss.7.6.   Location of Records and Collateral; Name Change..........25
   ss.7.7.   Existence; Maintenance of Properties.....................25
   ss.7.8.   Insurance................................................25
   ss.7.9.   Taxes....................................................26
   ss.7.10.  Inspection of Properties and Books.......................26
   ss.7.11.  Compliance with Laws, Contracts, Licenses, and Permits...26
   ss.7.12.  Use of Proceeds..........................................27
   ss.7.13.  Bank Accounts............................................27
   ss.7.14.  Engagement of Agents.....................................27
   ss.7.15.  Further Assurances.......................................27

     8.      CERTAIN NEGATIVE COVENANTS OF THE BORROWERS..............27

   ss.8.1.   Restrictions on Indebtedness.............................28
   ss.8.2.   Restrictions on Liens, Etc...............................28
   ss.8.3.   Restrictions on Investments..............................29
   ss.8.4.   Merger, Consolidation....................................29
   ss.8.5.   Sale and Leaseback.......................................30
   ss.8.6.   Compliance with Environmental Laws.......................30
   ss.8.7.   Distributions............................................30
   ss.8.8.   Subsidiaries.............................................30
   ss.8.9.   Fiscal Year..............................................30
   ss.8.10.  Loans and Advances.......................................30
   ss.8.11.  Terms of Subordinated Indebtedness.......................30
   ss.8.12.  Agreements with Affiliated Persons.......................31
   ss.8.13.  Return of Property.......................................31

     9.      FINANCIAL COVENANTS OF THE BORROWERS.....................31

   ss.9.1.   Capital Expenditures.....................................31
   ss.9.2.   Maximum Borrowings.......................................31
   ss.9.3.   Cumulative Sales.........................................32
   ss.9.4.   Minimum Eligible Accounts Receivable.....................32

     10.     CLOSING CONDITIONS.......................................32

   ss.10.1.  Loan Documents...........................................33
   ss.10.2.  Resolutions..............................................33
   ss.10.3.  Incumbency Certificate; Authorized Signers...............33
   ss.10.4.  Borrowing Order..........................................33
   ss.10.5.  Adequate Protection Stipulation..........................33
   ss.10.6.  Litigation...............................................33
   ss.10.7.  Evidence of Insurance....................................33
   ss.10.8.  Financial Statements.....................................34
   ss.10.9.  Settlement of Pre-Petition Obligations...................34
   ss.10.10. Commitment Letters.......................................34
   ss.10.11. Approval Motions.........................................34
   ss.10.12. Compliance with Law......................................34
   ss.10.13. Payment of Fees..........................................34
   ss.10.14. Additional Documents.....................................34

     11.     CONDITIONS TO ALL BORROWINGS.............................34

   ss.11.1.  Representations True; No Event of Default................34
   ss.11.2.  No Legal Impediment......................................35
   ss.11.3.  Governmental Regulation..................................35
   ss.11.4.  Proceedings and Documents................................35

     12.     EVENTS OF DEFAULT; ACCELERATION; ETC.....................35

   ss.12.1.  Events of Default and Acceleration.......................35
   ss.12.2.  Termination of Commitments...............................37
   ss.12.3.  Remedies.................................................38
   ss.12.4.  Distribution of Collateral Proceeds......................38

     13.     SETOFF...................................................39

     14.     EXPENSES.................................................39

     15.     INDEMNIFICATION..........................................39

     16.     SURVIVAL OF COVENANTS, ETC...............................40

     17.     ASSIGNMENT AND PARTICIPATION.............................40

   ss.17.1.  Conditions to Assignment by Lenders......................40
   ss.17.2.  Participations...........................................41
   ss.17.3.  Pledge by Lender.........................................41
   ss.17.4.  No Assignment by Borrowers...............................41
   ss.17.5.  Disclosure...............................................41

     18.     NOTICES, ETC.............................................41

     19.     GOVERNING LAW............................................42

     20.     HEADINGS.................................................42

     21.     COUNTERPARTS.............................................42

     22.     ENTIRE AGREEMENT, ETC....................................42

     23.     WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS...........42

     24.     CONSENTS, AMENDMENTS, WAIVERS, ETC.......................43

     25.     SEVERABILITY.............................................43

     26.     ADDITIONAL WAIVERS.......................................43

                                  EXHIBITS

A.   Form of Borrowing Order
B.   Business Plan
C.   Form of Note
D.   Form of Loan Request

E.   Form of Adequate Protection Stipulation

                                 SCHEDULES

6.7    Capital Stock
6.8    Leases
6.13   Affiliate Transactions
6.14   Employee Benefit Plans
6.16   Subsidiaries
7.6    Locations
7.8    Insurance
8.1    Outstanding Indebtedness
8.2    Outstanding Liens
8.3    Outstanding Investments
8.4    Certain Transactions

              DEBTOR-IN-POSSESSION REVOLVING CREDIT AGREEMENT
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     This DEBTOR-IN-POSSESSION REVOLVING CREDIT AGREEMENT is made as of the
___ day of May, 2000, by and among, NUTRAMAX PRODUCTS, INC., NUTRAMAX HOLDINGS, INC., NUTRAMAX HOLDINGS II, INC., NUTRAMAX OPHTHALMICS, INC., NUTRAMAX ACQUISITION CORPORATION, FAIRTON REALTY HOLDINGS, INC., ORAL CARE, INC., POWERS PHARMACEUTICAL CORP., FLORENCE REALTY, INC., CERTIFIED CORP., FIRST AID PRODUCTS, INC., ADHESIVE COATINGS, INC., ELMWOOD PARK REALTY, INC., and F.A. PRODUCTS, L.P. as debtors and debtors-in-possession (individually, a "BORROWER" and collectively, the "BORROWERS"), and FLEET NATIONAL BANK (the "LENDER").

     1.   DEFINITIONS AND RULES OF INTERPRETATION.
          ---------------------------------------

     ss.1.1. Definitions. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Agreement referred to below:

     ACCOUNTS. "Accounts" as defined in the UCC and also all rights to payment for goods sold or leased or services rendered, all sums of money or other proceeds due or becoming due thereon (including, without limitation, all accounts receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to any Person for goods sold by it or services rendered by it), all guaranties and security therefor, and all right, title and interest of such Person in the goods or services giving rise thereto and the rights pertaining to such goods, including rights of reclamation and stoppage in transit, and all related insurance, whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to such Person.

     AFFILIATE. With reference to any Person, (i) any director, officer or employee of that Person, (ii) any other Person controlling, controlled by or under direct or indirect common control with that Person, (iii) any other Person directly or indirectly holding 5% or more of any class of capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that Person and (iv) any other Person 5% or more of any class of whose capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that Person.

     AGREEMENT. This Debtor-in-Possession Revolving Credit Agreement, including the SCHEDULES and EXHIBITS hereto, all as modified, amended, supplemented or restated.

     ASSET SALE. Any sale, lease, conveyance, transfer or other disposition by any Borrower or or any of its Subsidiaries (including by way of merger, consolidation or a sale-leaseback transaction) in any transaction or group of transactions that are part of a common plan, of any asset (other than sales, leases, and other dispositions of inventory in the ordinary course of business).

     BASE RATE. The greater of (i) the variable per annum rate of interest announced from time to time by the Lender as its "prime rate" , and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum. The "prime rate" is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

     BORROWER(S). As defined in the preamble hereto.

     BORROWING ORDER. An order entered by the Bankruptcy Court in the Proceedings in substantially the form annexed hereto as EXHIBIT A (as any such Order may from time to time be amended with the written consent of the Lender).

     BUSINESS DAY. Any day, other than a Saturday or Sunday, or legal holiday on which banking institutions in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business.

     BUSINESS PLAN. The Borrower's business plan annexed hereto as EXHIBIT B and any revision or amendment thereto to which the Lender has provided its written consent.

     CAPITAL EVENT. The issuance by any Borrower or any of its Subsidiaries on or after the Closing Date (i) of Indebtedness for borrowed money or (ii) of any equity interest. Nothing contained in this definition or in any provision relating to Capital Events shall permit or be deemed to permit any Borrower or any of its Subsidiaries to effectuate a Capital Event which is otherwise prohibited hereunder or under the Borrowing Order.

     CAPITAL EXPENDITURES. To the extent capitalized in accordance with Generally Accepted Accounting Principles, all expenditures for fixed assets including assets being constructed (whether or not completed), leasehold improvements, capital leases under Generally Accepted Accounting Principles, installment purchases of machinery and equipment, acquisitions of real estate and other similar expenditures including (i) in the case of a purchase, the entire purchase price, whether or not paid during the fiscal period in question, (ii) in the case of a capital lease, the capitalized amount thereon determined in accordance with Generally Accepted Accounting Principles, and (iii) without duplication, expenditures in or from any construction-in-progress account of any Borrower or its Subsidiaries.

     CHANGE IN CONTROL. Any of the following events shall constitute a "Change of Control" hereunder:

     (a) any "person" (other than the Investors), as such term is used in Sections 13(d) and 14(d) of the Securities Act of 1933, as amended (other than a Borrower, any of its Subsidiaries, or any trustee, fiduciary or other Person holding securities under any employee benefit plan or trust of a Borrower or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Securities Act of 1933, as amended) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Act) directly or indirectly, of securities of Nutramax representing 25% or more of either (i) the combined voting power of Nutramax's then outstanding securities having a right to vote in an election of Nutramax's Board of Directors or (ii) the then outstanding shares of common stock of Nutramax (in either case other than as a result of acquisition of securities directly from Nutramax); or

     (b) individuals who on the Closing Date constituted the Board of Directors of Nutramax (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Nutramax was approved by a vote of the majority of the directors then still in office who were either directors on the Closing Date or whose election or nomination for election was previously s approved) cease, for any reason to constitute a majority of the Board of Directors of Nutramax then in office.

     CLOSING DATE. The first date on which the conditions set forth inss.10 andss.11 have been satisfied and any Loans are to be made.

     CODE. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively as the same may be supplemented or amended and in effect from time to time.

     COLLATERAL. All assets of the Borrowers, whenever acquired, real and personal, tangible and intangible. "Collateral" includes, without limitation, all Real Estate, Accounts, Inventory, Equipment, Investment Property and General Intangibles.

     CONSOLIDATED AND CONSOLIDATING. Shall have the respective meanings ascribed to them in accordance with Generally Accepted Accounting
Principles.

     CONSULTANT shall mean Policano & Manzo, L.L.C. which has been engaged by the Lender, or any replacement thereof, to review and advise the Lender with respect to the Borrowers' business, results of operation, financial condition, the Collateral and such other matters as the Lender may request.

     DEFAULT. An event or condition that, but for the requirement that time elapse or notice be given or both, would constitute an Event of Default.

     DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any Borrower, other than dividends payable solely in shares of common stock of a Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of any Borrower, directly or indirectly by a Borrower through a Subsidiary of a Borrower or otherwise; the return of capital by a Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of a Borrower.

     DOCUMENTARY LETTERS OF CREDIT. Letters of credit issued by the Lender pursuant to this Agreement, the drawing under which requires the delivery of bills of lading, airway bills or other similar types of documents of title.

     DOLLARS OR $. Dollars in lawful currency of the United States of America.

     DRAWDOWN DATE. The date on which any Loan is made or is to be made.

     EBITDA. In relation to the Borrowers for any period, an amount equal to consolidated net income determined in accordance with Generally Accepted Accounting Principles (with Inventory being determined on a "first-in, first-out" basis) for such period, plus the following to the extent deducted in computing such consolidated net income for such period: (i) Interest Charges for such period, (ii) taxes in income for such period,
(iii) depreciation for such period, and (iv) amortization for such period; but minus all extraordinary gains (and, subject to the prior approval of the Lender), plus all extraordinary losses) attributable to the sale or other disposition of assets.

     EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained or contributed to by a Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     ENVIRONMENTAL LAWS. Any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, ordinances, policies and common law (whether now existing or hereafter enacted or promulgated), of all federal, state and local governmental authorities, agencies, commissions, boards, bureaus or departments which may now or hereafter have jurisdiction over any Borrower or any of its Subsidiaries or any lanlord under any real estate lease under which a Borrower or such Subsidiary is a tenant, and all applicable judicial and administrative and regulatory decrees, judgments and orders, incuding common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Substances, whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Substances.

     EQUIPMENT. "Equipment" as defined in the UCC and all rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrowers' business and any and all accessions and additions thereto and substitutions therefor.

     ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively as the same may be supplemented or amended and in effect from time to time.

     ERISA AFFILIATE. Any Person which is treated as a single employer with any Borrower under ss.414 of the Code.

     EVENT OF DEFAULT. See ss.12.1.

     FEDERAL FUNDS EFFECTIVE RATE. For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by the Lender.

     FINAL BORROWING ORDER. The Borrowing Order entered in the Proceedings after notice and a final hearing pursuant to Rule 4001(c) of the Federal Rules of Bankruptcy Procedure.

     GENERAL INTANGIBLES. "General Intangibles" as defined in the UCC; contractual rights; records; customer lists; telephone numbers; goodwill; causes of action; judgments; licenses; franchises; patents, patent applications, patents pending and other intellectual property; computer software programs, including the source and object codes therefor; tradenames, trademarks and service marks and all goodwill relating thereto; and all amounts due to the Borrowers not constituting Accounts.

     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OR GAAP. Principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time.

     GUARANTEES. As applied to any Person, without duplication, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on such Person's consolidated balance sheet, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

     HAZARDOUS SUBSTANCES. Any substance (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste," hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Company; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

     INDEBTEDNESS. As applied to any Person: (a) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of such Person and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business (b) all obligations evidenced by bonds, notes, debentures or other similar instruments; (c) all obligations secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the obligations secured thereby shall have been assumed; and (d) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of such Person and (e) all Guarantees, and (f) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by such Person.

     INTEREST CHARGES. For any period, means, without duplication, all interest expense (including commitment fees, balance deficiency fees and similar expenses) on any particular Indebtedness for which such calculations are being made, all as determined in accordance with Generally Accepted Accounting Principles.

     INTEREST PAYMENT DATE. The first day of each month.

     INTERIM BORROWING ORDER. The Borrowing Order entered in the
Proceedings prior to notice and a final hearing pursuant to Rule 4001(c) of the Federal Rules of Bankruptcy Procedure.

     INVENTORY. "Inventory" as defined in the UCC and all goods, merchandise, and other personal property now owned or hereafter acquired by a Person, which are held for sale or lease or are furnished or to be furnished under a contract of sale or service, or are raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business.

     INVESTMENTS. As applied to any Person, the purchase or acquisition of any shares of capital stock, partnership interests, limited liability company membership interests, evidence of Indebtedness or other equity securities of any other Person, any loans, advances, extensions of credit to, or contribution of the capital of, any other Person, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other Person, and the maknig of any commitment or acquisition of any option to make an Investment.

     INVESTMENT PROPERTY. "Investment Property" as defined in the UCC.

     INVESTORS. Collectively, Cape Ann Investors, LLC, Peritus Capital Partners, LLC and Bernard Korman

     LENDER. See the Preamble hereto.

     LETTERS OF CREDIT. Documentary Letters of Credit and Standby Letters of Credit.

     LOAN DOCUMENTS. This Agreement, the Note, the Security Documents, all Letters of Credit, and all other instruments, documents and agreements executed in connection therewith, as each may be modified, amended, supplemented or restated.

     LOANS. The loans to be made by the Lender pursuant to ss.2 hereof.

     MATURITY DATE. The earliest or (x) June 30, 2000 or (y) confirmation of a plan of reorganization in the Proceedings, or (z) such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

     MAXIMUM DRAWING AMOUNT. With respect to the aggregate of all Outstanding Letters of Credit, the sum of $1,000,000.00.

     MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     NET PROCEEDS. The aggregate amount of cash proceeds from any Asset Sale or Capital Event (after payment of any senior liens, if any, secured by the property sold, and payment of associated fees and expenses (including, without limitation, reasonable fees and expenses of counsel, accountants, appraisers, and underwriter's discounts)) received or receivable by any Borrower or its Subsidiaries and cash proceeds paid from time to time with respect to any promissory note or other instrument or security delivered in connection with said transaction.

     NOTE. Has the meaning set forth in ss.2.2 hereof.

     NUTRAMAX. NutraMax Products, Inc.

     OBLIGATIONS. All indebtedness, obligations and liabilities of the Borrowers and their Subsidiaries to the Lender under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Note or other instruments at any time evidencing any thereof, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law of otherwise.

     OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

     PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

     PERMITTED LIENS. Liens, security interests and other encumbrances permitted by ss.8.2.

     PERSON. Any individual, company, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, business, trust, estate, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     PRE-PETITION LOAN AGREEMENT. The Revolving Credit and Term Loan Agreement among Nutramax, the lenders party thereto and Fleet National Bank (f/k/a BankBoston, N.A.), as Agent dated December 30, 1996, as amended and in effect (including, without limitation, pursuant to a Forbearance Agreement and Amendment dated as of December 1, 1999 and pursuant to a Second Forbearance Agreement and Amendment dated as of February 5, 2000).

     PRE-PETITION REVOLVER. The revolving loans (including principal, interest, and fees) made pursuant to the Pre-Petition Loan Agreement.

     PRE-PETITION TERM LOAN. The term loans (including principal, interest and fees) made pursuant to the Pre-Petition Loan Agreement.

     PROCEEDINGS. The cases, pursuant to Chapter 11 of the Bankruptcy Code, initiated by the Borrowers in the United States Bankruptcy Court for the District of Delaware (Case No. ________).

     REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by the Borrowers or any of their Subsidiaries.

     RELEASE. Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, or discarding, burying, abandoning, or disposing into the environment.

     REVOLVING CREDIT CEILING. $5,000,000.00, less (a) the amount of any "carve out" as set forth in the Borrowing Order and (b) the amount by which the Overadvance under the Pre-Petition Loan Agreement exceeds Three Million Dollars ($3,000,000.00).

     SECURITY DOCUMENTS. All security agreements, mortgages, deeds of trust, and other instruments, documents, and agreements from the Borrowers and/or any Subsidiary, granting a lien, security interest or other right in favor of the Lender in any asset of the Borrowers or their Subsidiaries to secure the Obligations, whether such agreements now exist or hereafter arise.

     STANDBY LETTERS OF CREDIT. Letters of Credit issued by the Lender pursuant to this Agreement, the drawing under which does not require the delivery of bills of lading, airway bills or other similar types of documents of title, or which are customarily referred to as Standby Letters of Credit.

     SUBORDINATED INDEBTEDNESS. Indebtedness which is expressly subordinated in right of payment, in form and on terms approved by the Lender in writing, to the prior payment in full of the Loans.

     SUBSIDIARY. Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

     UCC. The Uniform Commercial Code as enacted in The Commonwealth of Massachusetts, as such may be supplemented or amended and in effect from time to time.

     VOTING INTERESTS. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

     ss.1.2. Rules of Interpretation.
             -----------------------

               (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

               (b) The singular includes the plural and the plural includes the singular.

               (c) A reference to any law includes any amendment or modification to such law.

               (d) A reference to any Person includes its permitted successors and permitted assigns.

               (e) Accounting terms not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles.

               (f) The words "include", "includes" and "including" are not limiting.

               (g) All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the UCC, have the meanings assigned to them therein.

               (h) Reference to a particular "ss." refers to that section of this Agreement unless otherwise indicated.

               (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     2.   THE LOANS.
          ---------

     ss.2.1. Commitment to Make Loans. Subject to the terms and conditions set forth in this Agreement, the Lender agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by Nutramax to the Lender given in accordance with ss.2.4, such sums as are requested by the Borrowers (each a " LOAN") provided that the aggregate principal amount of Loans Outstanding (after giving effect to all amounts requested), together with the stated amount of all Outstanding Letters of Credit shall at any one time not exceed the Revolving Credit Ceiling. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in ss.10 and ss.11, in the case of the initial Loan, and ss.11, in the case of all other Loans, have been satisfied on the date of such request.

     ss.2.2. The Note. The Loans shall be evidenced by a promissory note of the Borrowers in substantially the form of EXHIBIT C hereto (the "NOTE"), dated as of the Closing Date and completed with appropriate insertions. The Outstanding amount of the Loans set forth in the Lender's record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender.

     ss.2.3. Interest on Loans.
             -----------------

               (a) Each Loan shall bear interest for the period commencing with the Drawdown Date thereof at a rate equal to the aggregate of the Base Rate plus two percent (2%) per annum.

               (b) The Borrowers shall pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

     ss.2.4. Requests for Loans. Nutramax shall give to the Lender telephonic notice (confirmed in writing in the form of EXHIBIT D hereto) of each Loan requested hereunder. Each such notice shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the Lender on the proposed Drawdown Date. Notices for any Loans shall be furnished to the Lender no later than 10:00 a.m. (Boston time) one Business Day prior to the proposed Drawdown Date.

     ss.2.5. Maturity. The Borrowers promise to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans Outstanding on such date, together with any and all accrued and unpaid interest thereon.

     ss.2.6. Mandatory Repayments of Loans. (a) If at any time the aggregate Outstanding principal balance of the Loans exceeds the Revolving Credit Ceiling, then the Borrowers shall immediately pay the amount of such excess to the Lender for application to the Loans.

          (b) The Borrowers shall cause all proceeds of the Collateral and from any other assets or source (including, without limitation, Asset Sales, Capital Events, casualties and condemnations) to be directed to a lockbox, blocked account, or other recipient over which the Lender has control, with such proceeds to be applied FIRST to the Obligations under this Agreement; and SECOND, after payment of the Obligations, to the Pre-Petition Revolver, the Pre-Petition Term Loans and the other obligations under the Pre-Petition Loan Agreement in the manner set forth therein. Any amounts prepaid (other than from proceeds of the collection of Accounts or sale of Inventory in the ordinary course) may not be reborrowed.

     ss.2.7. Optional Prepayments of Loans.
             -----------------------------

     The Borrowers shall have the right, at their election, to repay the Outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium. No prepayment made hereunder shall postpone the time for any subsequent payment on account of the Obligations.

     3. LETTERS OF CREDIT
        -----------------

     ss.3.1. Establishment of Letter of Credit Sublimits.
             -------------------------------------------

               (a) Subject to the terms and conditions of the within Agreement, the Lender, upon written request of the Borrower, agrees to issue Letters of Credit for the account of the Borrowers until the earlier of (i) five
                    (5) Business Days prior to the Maturity Date, or (ii) the occurrence of any Default, each such Letter of Credit to be in such form as the Borrower and the Lender may agree from time to time.

               (b) The amount which the beneficiaries under all Letters of Credit then Outstanding may draw thereunder shall not at any time exceed the Maximum Drawing Amount.

               (c) The aggregate of (i) the Outstanding amount of the Loans and (ii) the stated amount of all Outstanding Letters of Credit (after giving effect to all amounts requested) shall not at any time exceed the Revolving Credit Ceiling.

               (d) No Letter of Credit shall be issued for the benefit of Richard Glass (i) unless and until the Bankruptcy Court in the Proceedings has entered a final order approving Mr. Glass' current employment contract with the modification requested by the Lenders regarding the conditions to posting the Letter of Credit, and (ii) in amounts aggregating in excess of $350,000.00 (or, at the Lender's discretion, up to an amount not to exceed $500,000.00).

     ss.3.2. Documentary Letter of Credit Fees.
             ---------------------------------

               (a) The Borrower will pay to the Lender a fee for each Documentary Letter of Credit in an amount equal to 2% per annum of the stated amount of each such Documentary Letter of Credit, such fee to be paid monthly in advance on the first day of each month.

               (b)  In addition to the fees payable pursuant to Subsection
                    (a), above, the Borrower shall pay to the Lender standard processing, fronting, amendment, and administrative fees on account of each Documentary Letter of Credit at the Lender's customary rates therefor.

               (c) All fees provided for in this Section shall be calculated in accordance with the provisions of Section hereof, shall be deemed fully earned on the date due for payment thereof and shall not be refunded in whole or in part to the Borrower in any event.

     ss.3.3. Standby Letter of Credit Fees.
             -----------------------------

               (a) The Borrower will pay to the Lender a fee for each Standby Letter of Credit equal to 2% per annum of the stated amount of each such Standby Letter of Credit. Such fees shall be payable by the Borrower monthly in advance on the first day of each month. Such fees shall be calculated in accordance with the provisions of
                    Section 4.3 hereof, shall be deemed fully earned on the date due for payment thereof and shall not be refunded in whole or in part to the Borrower in any event.

               (b)  In addition to the fees payable pursuant to subsection
                    (a), above, the Borrower shall pay to the Lender standard processing, fronting, amendment and administrative fees on account of each Standby Letter of Credit at the Lender's customary rates therefor.

     ss.3.4. Effect of Drawing Under Letter of Credit.
             ----------------------------------------

     The Borrowers shall reimburse the Lender for the amount of any honoring of a Letter of Credit issued for the account of the Borrower and honored in accordance with the terms of such Letter of Credit and of the within Agreement. Any drawing or presentation which is not so reimbursed by the Borrowers on the Business Day when so honored, shall constitute, a Loan. If, as the result of the making of any loan hereunder, the Revolving Credit Ceiling is then exceeded, the Borrowers shall make a mandatory prepayment in the amount and manner described in Section 2.6(a) hereof.

     ss.3.5. Requests for Issuance of Letters of Credit.
             ------------------------------------------

               (a) The Borrowers shall give the Lender such prior telephone, electronic, or written notice of each request for Letter of Credit issuances as the Lender may reasonably require, which notice shall include, without limitation, the amount thereof, the requested issuance date, and other information necessary to cause the Letter of Credit to be issued. Each request for the issuance of a Letter of Credit shall be irrevocable.

               (b) Each request for the issuance of a Letter of Credit hereunder shall constitute a representation by the Borrowers that the applicable conditions set forth in Articles 10 and 11, below, have been satisfied on the date of such request.

               (c) The Borrowers shall execute and deliver to the Lender such further documents and instruments in connection with any Letter of Credit as the Lender, in accordance with the Lender's then customary practices with respect to similar facilities, reasonably may request.

     ss.3.6. Indemnity. The Borrower agrees to indemnify the Lender and its correspondents and hold them harmless from and against any and all claims, damages, losses, liabilities, costs and expenses whatsoever which they may incur or suffer by reason of or in connection with the execution and delivery or assignment of or payment or presentation under or in respect of any Letter of Credit issued by the Lender or any action taken or omitted to be taken with respect to any Letter of Credit issued by the Lender, except to the extent that any such claims, damages, losses, liabilities, costs or expenses shall be caused by the willful misconduct, gross negligence or bad faith of the Lender or such correspondents, it being understood that (x) in making such payment, the Lender's or its correspondent's exclusive reliance in good faith on the documents presented to and believed to be genuine by it in accordance with the terms of such Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance in good faith on any affidavit presented pursuant to such Letter of Credit and on the amount of any sight draft presented pursuant to any Letter of Credit whether or not any statement or any other documents presented pursuant to such Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect whatsoever and (y) any such noncompliance in a nonmaterial respect shall, in each case, not be deemed willful misconduct, gross negligence or bad faith of the Lender. Upon demand by the Lender at any time, the Borrowers shall reimburse the Lender for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing, except if the same is due to the Lender's gross negligence, bad faith, or willful misconduct as aforesaid. Without limiting the foregoing, the Borrowers' indemnification provided herein shall include any claims, damages, losses, liabilities, costs, or expenses whatsoever which may be incurred by the Lender to any correspondent utilized by the Lender with respect to any Letter of Credit. The indemnities contained herein shall survive the expiration or termination of the Letters of Credit and this Agreement and shall be payable upon demand.

     ss.3.7. Additional Provisions Relating to Letters of Credit.
             ---------------------------------------------------

               (a) The obligations of the Borrowers with respect to Letters of Credit shall be absolute and unconditional and shall rank pari passu with the obligations of the Borrower to repay all other Obligations. The Lender's rights, powers, privileges and immunities specified in or arising under this Agreement and the other Loan Documents are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rules of law or contract.

               (b)  The Borrowers will

               (i) promptly examine the copy of any Letter of Credit (and any amendments thereto) sent to it by the Lender;

               (ii) promptly examine all instruments and documents delivered to it from time to time by the Lender; and

               (iii) within two (2) Business Days of receipt thereof, provide the Lender with written notice of any irregularity or claim of non-compliance with the instructions of the Borrowers.

     The Borrowers are conclusively deemed to have waived any such claim against the Lender and its correspondents unless such notice is so timely given.

               (c) None of the Lender, the Lender's correspondents, any advising, negotiating, or paying bank with respect to any Letter of Credit shall be responsible in any way for:

               (i) performance by any beneficiary under any Letter of Credit of that beneficiary's obligations to the Borrowers; or

               (ii) the form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any Letter of Credit if (with respect to the foregoing) such documents on their face appear to be in order.

               (d) The Lender may honor, as complying with the terms of any Letter of Credit and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of the creditors, liquidator, receiver, or other legal representative of the party authorized under such Letter of Credit to draw or issue such drafts or other documents.

               (e) Unless otherwise agreed to, in the particular instance, the Borrowers hereby authorizes the Lender to (i) select an advising bank, if any; (ii) select a paying bank, if any; and (iii) select a negotiating bank.

               (f) All directions, correspondence, and funds transfers relating to any Letter of Credit are at the risk of the Borrowers. The Lender shall have discharged its respective obligations under any Letter of Credit which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instruments (or by any other commercially reasonable and comparable method). The Lender does not assume any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

               (g) The Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

               (h) The Letters of Credit, except to the extent otherwise expressly provided hereunder or agreed to in writing by the Lender and the account party of the subject Letter of Credit, will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

               (i) The obligations of the Borrowers under the within Agreement with respect to the Letters of Credit are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

               (i) Any lack of validity or enforceability or restriction, restraint or stay in the enforcement of the within Agreement, any Letter of Credit, or any other agreement or instrument relating thereto.

               (ii) Any amendment or waiver of, or consent to the departure from, all or any of the above.

               (iii) The existence of any claim, set-off, defense, or other right which any Borrower may have at any time against the beneficiary of any Letter of Credit.

     4.   CERTAIN GENERAL PROVISIONS.
          --------------------------

     ss.4.1.  Closing Fee.
              -----------

     The Borrowers agrees to pay to the Lender on the Closing Date a closing fee in the sum of $100,000. Such fee shall be deemed fully earned on payment and shall not be refundable in whole or in part under any circumstances.

     ss.4.2.  Funds for Payments.
              ------------------

               (a) All payments of principal, interest, commitment fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Lender, at its office at 100 Federal Street, Boston, Massachusetts 02110, or at such other location that the Lender may from time to time designate, in each case in immediately available funds.

               (b) The Borrowers authorize the Lender, without further notice to or consent from any Borrower, to charge to any deposit account which any Borrower may maintain with the Lender for the principal, interest, fees, charges, taxes, expenses and other obligations provided for in this Agreement and the other Loan Documents.

               (c) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrowers will pay to the Lender on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

     ss.4.3. Computations. All computations of interest on the Loans and of other fees payable by the Borrowers to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Each change in the Base Rate shall be effective, for purposes of the determination of interest hereunder, contemporaneously with the effectiveness of such change in the Base Rate. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding amount of the Loans as reflected on the Lender's records from time to time shall be considered prima facie evidence of the amounts owing and unpaid to the Lender.

     ss.4.4. Additional Costs, Etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject the Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, the Lender's commitment or the Loans (other than taxes based upon or measured by the income or profits of the Lender); or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to the Lender of the principal of or the interest on any Loans or any other amounts payable to the Lender under this Agreement or the other Loan Documents; or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Lender; or

          (d) impose on the Lender any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Lender's commitment, or any class of loans or commitments of which any of the Loans or such Lender's commitment forms a part;

and the result of any of the foregoing is

          (i) to increase the cost to the Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment; or

          (ii) to reduce the amount of principal, interest or other amount payable to the Lender hereunder on account of such Lender's Commitment or any of the Loans; or

          (iii) to require the Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Lender from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by the Lender at any time and from time to time and as often as the occasion therefor may arise, pay to the Lender such additional amounts as will be sufficient to compensate the Lender for such additional cost, reduction, payment or foregone interest or other sum.

     ss.4.5. Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and the Lender determines that the amount of capital required to be maintained by it is increased by or based upon the existence of the Loans or the commitments made or deemed to be made pursuant hereto, then the Lender may notify the Borrowers of such fact, and the Borrowers shall pay to the Lender from time to time on demand, as an additional fee payable hereunder, such amount as the Lender shall determine in good faith and certify in a notice in accordance with ss.4.6 to the Borrowers to be an amount that will adequately compensate the Lender in light of these circumstances for its increased costs of maintaining such capital.

     ss.4.6. Certificate. A certificate setting forth any additional amounts payable pursuant to ss.ss.or and a brief explanation of such amounts which are due, submitted by the Lender to the Borrowers, shall be prima facie evidence that such amounts are due and owing.

     ss.4.7. Interest After Default. Following the occurrence of an Event of Default, principal and (to the extent permitted by applicable law) interest on the Loans and all other amounts payable hereunder or under any of the other Loan Documents, at the option of the Lender, shall bear interest (compounded daily) payable on demand at a rate per annum equal to the aggregate of the Base Rate plus six percent (6%) per annum.

     5. COLLATERAL SECURITY. The Obligations shall be secured by a perfected first priority security interest to be held by the Lender (subject only to Permitted Liens) in the Collateral.

     6. REPRESENTATIONS AND WARRANTIES. The Borrowers represent and warrant to the Lender as follows.

     ss.6.1.  Corporate Authority; Etc.
              -------------------------

               (a) Incorporation; Good Standing. The Borrowers (i) are corporations or limited partnerships, as applicable, validly existing and in good standing under the laws of the state of their incorporation or organization (ii) have all requisite power to own their property and conduct their business as now conducted and as presently contemplated, and (iii) are in good standing as a foreign corporation and are duly authorized to do business in each jurisdiction where Collateral is located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a materially adverse effect on the business, assets or financial condition of the Borrowers.

               (b) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrowers are or are to become a party and the transactions contemplated hereby and thereby (i) are within the authority of each Borrower, (ii) have been duly authorized by all necessary proceedings, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule, regulation or agreement to which any Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to any Borrower, and (iv) do not and will not conflict with any provision of any Borrower's organization documents or other charter documents or bylaws of, or any agreement or other instrument binding upon, any Borrower, except where such conflict would not have a materially adverse effect on the business, assets or financial condition of the Borrowers.

               (c) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrowers are or are to become a party will result in valid and legally binding obligations of each Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     ss.6.2. Governmental Approvals. The execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents to which the Borrowers are or are to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than the Borrowing Order and those already obtained and the filing of related financing statements in the appropriate records office with respect thereto.

     ss.6.3. Litigation. Except for any litigation which is stayed by the commencement of the Proceedings, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrowers, threatened against the Borrowers or any of their Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower or materially impair the right of the Borrowers and their Subsidiaries to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of the Borrowers and their Subsidiaries, or which question the validity of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     ss.6.4. No Materially Adverse Contracts, Etc. None of the Borrowers or any of their Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has a materially adverse effect on the business, assets or financial condition of the Borrowers or their Subsidiaries.

     ss.6.5. Compliance With Other Instruments, Laws, Etc. None of the Borrowers or any of their Subsidiaries is in violation of any provision of its charter or other organization documents, by-laws, or any agreement or instrument to which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, statute, license, ruler regulation, in any of the foregoing cases in a manner that could materially and adversely affect the financial condition, properties or business of the Borrowers and their Subsidiaries, the enforcement of any of which is not stayed by the commencement of the Proceedings.

     ss.6.6. Tax Status. The Borrowers (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which they are subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except for taxes being contested as provided in clause (b), above, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

     ss.6.7. Capitalization. On and as of the Closing Date, the authorized capital stock of Nutramax and its Subsidiaries shall consist of the number of shares of common stock and preferred stock set forth on Schedule 6.7 hereto. The identity and holdings of the owners of the outstanding shares of such authorized stock is reflected on said Schedule 6.7 (provided that in the case of Nutramax, only the identity and holdings of its executive officers, key employees and Affiliates is required to be so disclosed). All such outstanding shares have been duly and validly issued, are fully paid and are non-assessable.

     ss.6.8. Leases. Schedule 6.8 hereto contains a complete list of all leases, occupancy agreements and all amendments thereto and all other documents affecting rights and obligations thereunder, including, without limitation, assignments and subleases pursuant to which any Borrower or Subsidiary leases real property, and license agreements pursuant to which a third party would have the right to enter upon the leased premises. To the knowledge of the Borrowers, no default or event of default exists under any of the leases (other than by virtue of the commencement of the Proceedings).

     ss.6.9. No Event of Default. No Default or Event of Default has occurred and is continuing.

     ss.6.10. Holding Company and Investment Company Acts. None of the Borrowers or any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor are they an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     ss.6.11. Absence of UCC Financing Statements, Etc. To the knowledge of the Borrowers, except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any Collateral or rights thereunder.

     ss.6.12. Title to Collateral. To the knowledge of the Borrowers, the Borrowers are the owner of the Collateral free from any lien, security interest, encumbrance, and any other claim or demand, except for Permitted Liens.

     ss.6.13. Certain Transactions. Other than as set forth in SCHEDULE 6.13, none of the officers, trustees, directors, or employees of the Borrowers or any of their Subsidiaries is presently a party to any transaction with the Borrowers or any such Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     ss.6.14. Employee Benefit Plans; Multiemployer Plans; Guaranteed Pension Plans. None of the Borrowers or any ERISA Affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan other than as set forth in SCHEDULE 6.14 hereof.

     ss.6.15. Regulations U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     ss.6.16. Subsidiaries. SCHEDULE 6.16 sets forth all of the Subsidiaries of the Borrowers. A Borrower or a Subsidiary is the owner, free and clear of all liens and encumbrances, of all of the issued and outstanding capital stock of each Subsidiary. All shares of such stock have been validly issued and are fully paid and nonassessable and no rights to subscribe to any additional shares have been granted, and no options, warrants, or similar rights are outstanding.

     ss.6.17. Loan Documents. All of the representations and warranties of the Borrowers made in the other Loan Documents or any document or instrument delivered to the Lender or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects.

     7. AFFIRMATIVE COVENANTS OF THE BORROWERS. The Borrowers covenants and agrees that, so long as any Obligation is Outstanding or the Lender has any obligation to make any Loan or issue any Letter of Credit:

     ss.7.1. Punctual Payment. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest, fees and other Obligations provided for in this Agreement, all in accordance with the terms of this Agreement and the Note, as well as all other sums owing pursuant to the Loan Documents.

     ss.7.2. Maintenance of Office. The Borrowers will maintain their chief executive offices in Gloucester, Massachusetts, or at such other place in the United States of America as the Borrowers shall designate upon not less than forty five (45) days prior written notice to the Lender.

     ss.7.3. Records and Accounts. The Borrowers will (a) keep, and cause each of their Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of their properties and the properties of their Subsidiaries, contingencies, and other reserves.

     ss.7.4. Financial Statements, Certificates and Information. The Borrowers will deliver to the Lender in a form similar to that previously delivered under the Pre-Petition Loan Agreement:

          (a) As soon as practicable, but in any event not later than forty-five (45) days after the end of each of Nutramax's fiscal quarters, copies of the unaudited consolidated balance sheet of Nutramax and its Subsidiaries as of the end of such quarter, and the related unaudited consolidated statements of income and cash flow for such quarter and that portion of Nutramax's fiscal year then elapsed, all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles, together with a certification by the principal financial or accounting officer of Nutramax that the information contained in such financial statements fairly presents the financial position of Nutramax and its Subsidiaries on the date thereof (subject to year-end adjustments) and that no Default or Event of Default then exists (or if a Default or Event of Default then exists, specifying the nature thereof).

          (b) As soon as practicable, but in any event not later than twenty (20) days after the end of each month, copies of the unaudited consolidated balance sheet of Nutramax and its Subsidiaries as of the end of such month, and the related unaudited consolidated statements of income and cash flow for such month and that portion of Nutramax's fiscal year then elapsed, all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles, but excluding footnotes, together with a certification by the principal financial or accounting officer of Nutramax that the information contained in such financial statements fairly presents the financial position of Nutramax and its Subsidiaries on the date thereof (subject to year-end adjustments which shall not be material in amount).

          (c) Weekly, on Tuesday of each week as of the immediately preceding Friday, a copy of the Borrowing Base Report furnished under the Pre-Petition Loan Agreement and adequate protection stipulation entered into by the Borrowers with respect thereto.

          (d) Weekly, on Tuesday of each week, (A) an accounts receivable aging, and (B) a variance report reflecting deviations from the Business Plan for the subject week and year to date.

          (e) Contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of Nutramax.

          (f) Contemporaneously with the Borrowers' receipt thereof, copies of all accountants' management letters.

          (g) From time to time such other financial data and information as the Lender may reasonably request.

     ss.7.5.  Notices.
              -------

               (a) Defaults. The Borrowers will promptly, upon becoming aware thereof, notify the Lender in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or, to the extent not stayed by the commencement of the Proceedings, under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrowers or any of their Subsidiaries is a party or obligor, whether as principal or surety,

               (b) and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, the Borrowers shall forthwith give written notice thereof to the Lender describing the notice or action and the nature of the claimed default.

               (c) Environmental Events. The Borrowers will promptly give notice to the Lender, upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that in either case has the potential to materially affect the assets, liabilities, financial condition or operations of the Borrowers or the Lender's security interests pursuant to the Security Documents.

               (d) Notification of Claims against Collateral. The Borrowers will, immediately upon becoming aware thereof, notify the Lender in writing of (i) any setoff, claims, withholdings or other defenses to which any of the Collateral, or the rights of the Lender with respect thereto, are subject, and (ii) any other material events relating to the Collateral or the rights of the Lender with respect thereto.

               (e) Notice of Litigation and Judgments. The Borrowers will, and will cause each of their Subsidiaries to, give notice to the Lender in writing of any litigation or proceedings threatened or any pending litigation and proceedings affecting the Borrowers or any of their Subsidiaries or to which any Borrower or any of its Subsidiaries is or is to become a party involving an claim against the Borrowers or any of their Subsidiaries or that could reasonably be expected to have a materially adverse effect on the Borrowers and such Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrowers will, and will cause each of their Subsidiaries to, give notice to the Lender, in writing, in form and detail satisfactory to the Lender, of any judgment, final or otherwise, against the Borrowers or any of its Subsidiaries.

               (f) Notice of Offers etc. The Borrowers shall furnish counsel to the Lender within five (5) Business Days after the Borrower's receipt thereof, with copies of
                    (i) all offers, letters of intent, and purchase and sale agreements for any of the Borrowers' assets (including drafts, executed documents, and any amendments or modifications thereof), and (ii) all proposals, commitments, loan documents and other material items (including any changes thereto or the termination of previously issued commitments therefor) with respect to the refinancing of the Obligations and the obligations under the Pre-Petition Loan Agreement (including both drafts, executed documents and any amendments or modifications thereof). In addition, the Borrowers shall promptly (prior to delivery of the foregoing to the Lender's counsel) advise the Lender telephonically or by facsimile transmission of any of the foregoing events.

               (g) Copies of Pleadings. The Borrowers shall provide the Lender and the Lender's counsel (to the extent not served on the Lender or its counsel) with copies, when so filed or submitted, of any pleading filed in the Proceedings by or on behalf of the Borrowers or the submission by or on behalf of the Borrowers of any report or financing statement to the Bankruptcy Court in which the Proceedings are pending, the office of the United States Trustee, or any committee appointed in the Proceedings.

     ss.7.6. Location of Records and Collateral; Name Change. The Borrowers will give the Lender written notice of each location at which Collateral is or will be kept and each office of each Borrower and Subsidiary at which records of the Borrowers and such Subsidiary are kept. Except as such notice is given, all Collateral owned by the Borrowers and each Subsidiary is and shall be kept, and all records of the Borrowers and each Subsidiary shall be maintained, at the locations set forth on SCHEDULE 7.6 hereto. The Borrowers shall give the Lender thirty days' prior written notice of any change in its name or corporate form or any change in the name or names under which the Borrowers' or any Subsidiary's business is transacted.

     ss.7.7. Existence; Maintenance of Properties. The Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as corporations and/or limited partnerships, as applicable, under the laws of the jurisdictions of their incorporation or formation. The Borrowers will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of their Subsidiaries, except where such failure would not have a material adverse effect on the business, assets or financial condition of the Borrowers or their Subsidiaries. The Borrowers (a) will cause all of their properties and those of their Subsidiaries used or useful in the conduct of their business or the business of their Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, ordinary wear and tear excepted, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of their Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses.

     ss.7.8. Insurance. SCHEDULE 7.8 sets forth all presently existing insurance maintained by the Borrowers (the "Insurance"). The Borrowers will maintain the Insurance. The Lender shall be named as mortgagee, loss payee and additional insured and shall be given thirty days' prior written notice of any cancellation or modification of the Insurance. If the Borrowers fail to maintain such Insurance, the Lender, in its sole discretion, may provide such Insurance and charge the cost thereof to any account maintained by the Borrowers with the Lender or may treat such as a Loan hereunder.

     ss.7.9. Taxes. The Borrowers will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all post-petition taxes, assessments and other governmental charges imposed upon them and their real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, except for those taxes, assessments or charges which the Borrowers are contesting in good faith by appropriate proceedings and with respect to which appropriate reserves have been established and are being maintained in accordance with Generally Accepted Accounting Principles and as to which no lien shall have been filed.

     ss.7.10. Inspection of Properties and Books. (a) The Borrowers shall permit the Lender or any of the Lenders' other designated representatives (at the Borrowers' expense) to visit and inspect any of the properties of the Borrowers or any of their Subsidiaries to examine the books of account of the Borrowers and their Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Lender may reasonably request.

          (b) Without limiting the rights of the Lender under ss.7.10(a), above, the Borrowers shall permit the Lender, at the Borrower's expense,
(i) to undertake commercial finance examinations; (ii) to obtain appraisals of any of the Borrowers' assets in form and substance and by appraisers satisfactory to the Lender; and (iii) to obtain environmental site assessments of any of the Borrowers' properties, all of the foregoing at such times and intervals as the Lender may request.

          (c) The Borrowers shall continue to cooperate with the Consultant and shall furnish the Consultant with such information as the Consultant may request. All reasonable fees, costs and expenses of the Consultant shall be for the Borrowers' account and the Borrowers shall reimburse the Lender for such fees, costs and expenses on demand.

     ss.7.11. Compliance with Laws, Contracts, Licenses, and Permits. The Borrowers will comply with, and will cause each of their Subsidiaries to comply with (a) all applicable laws and regulations now or hereafter in effect wherever their business is conducted, (b) the provisions of their corporate charter and other charter documents and by-laws, (c) all agreements and instruments to which they are a party or by which they or any of their properties may be bound and (d) all applicable decrees, orders, and judgments, including, without limitation, those entered in the Proceedings. If at any time while any Obligation is Outstanding or the Lender has any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrowers may fulfill any of their obligations hereunder, the Borrowers will promptly take or cause to be taken all reasonable steps within the power of the Borrowers to obtain such authorization, consent, approval, permit or license and furnish the Lender with evidence thereof.

     ss.7.12. Use of Proceeds. The Borrowers will use the proceeds of the Loans solely for the purposes set forth in the Business Plan, however in no event shall proceeds in excess of Three Hundred and Forty Thousand dollars ($340,000.00) be used to pay professional expense included in which shall be One and Sixty Thousand Dollars ($160,000.00) for professional expenses incurred by the Lender.

     ss.7.13. Bank Accounts. To permit the Lender to monitor the financial performance of the Borrowers and each of the Borrowers' Subsidiaries, the Borrowers shall, and shall cause each of their Subsidiaries to, maintain all of its deposit accounts with the Lender. Further, and without limiting the foregoing, the Borrowers shall comply with the cash dominion provisions (ss.4) of the Security Agreement executed in connection herewith.

     ss.7.14. Engagement of Agents. (a) Within ten (10) Business Days after the Lender's request, the Borrowers shall engage a crisis manager and/or a business broker reasonably acceptable to the Lender for the purpose of managing the Borrowers' businesses and/or seeking, and negotiating with, a purchaser for the Borrowers' business units, provided that the Lender shall not request the Borrowers to engage a crisis manager or business broker unless and until an Event of Default has occurred and is continuing.

     (b) The Borrower shall cause its agents, including those engaged hereunder, to discuss with the Lender the status and results of their efforts, including, without limitation the status and results of their efforts to dispose of the Borrowers' business units, any offers or proposals which have been received and all material developments with respect thereto, at such intervals as the Lender may reasonably request.

     ss.7.15. Further Assurances. The Borrowers will cooperate with, and will cause each of its Subsidiaries to cooperate with the Lender and execute such further instruments and documents as the Lender shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Borrowers acknowledge that the Lender will does not intend to presently require the Borrowers to execute separate mortgages financing statements and other documents to reflect the Lender's interest in the Collateral but rather will rely upon the terms of the Borrowing Order therefor; nevertheless the Lender may at any time require the Borrowers to execute such Security Documents and to take such action (such as the obtaining of title insurance) as the Lender may reasonably require to evidence or more fully perfect the Lender's rights in the Collateral.

     8. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS. The Borrower covenants and agrees that, so long as any Obligation is Outstanding or the Lender has any obligation to make any Loans or issue any Letter of Credit:

     ss.8.1. Restrictions on Indebtedness. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a) Indebtedness to the Lender arising under any of the Loan
     Documents;

          (b) current liabilities of the Borrowers or their Subsidiaries incurred in the ordinary course of business but not incurred through
     (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss.6.9;

          (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrowers shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (f) Indebtedness existing on the date of this Agreement and listed and described on SCHEDULE 8.1 hereto;

          (g) Indebtedness arising prior to the commencement of the Proceedings; and

          (h) Subordinated Indebtedness.

     ss.8.2. Restrictions on Liens, Etc. The Borrowers will not, and will not permit any of theiR Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of their property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of their property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over their general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrowers and any Subsidiary of the Borrowers may create or incur or suffer to be created or incurred or to exist:

               (i) liens in favor of a Borrower on all or part of the assets of Subsidiaries of a Borrower securing Indebtedness owing by Subsidiaries of any Borrower to a Borrower;

               (ii) liens on properties to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue;

               (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

               (iv) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted byss.8.1(d);

               (v) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in respect of obligations not overdue;

               (vi) encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which a Borrower or a Subsidiary of a Borrower is a party, and other minor liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrowers and their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of any Borrower individually or of the Borrowers and their Subsidiaries on a consolidated basis.

               (vii) presently outstanding liens listed on SCHEDULE 8.2 hereto; and

               (viii) liens in favor of the Lender under the Loan Documents.

     ss.8.3. Restrictions on Investments. The Borrowers will not, and will not permit any of their Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in which the Lender has a perfected first priority security interest and which constitute Investments existing on the date hereof and listed on SCHEDULE 8.3 hereto.

     ss.8.4. Merger, Consolidation. The Borrowers will not, and will not permit any of their Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or disposition or stock acquisition or disposition (other than the acquisition or disposition of assets in the ordinary course of business consistent with past practices) except (i) the merger or consolidation of one or more of the Subsidiaries of any Borrower with and into a Borrower, or (ii) the merger or consolidation of two or more Subsidiaries of any Borrower, and
(iii) the transaction described on SCHEDULE 8.4 hereto.

     ss.8.5. Sale and Leaseback. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, whereby any Borrower or any Subsidiary of any Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that a Borrower or any Subsidiary of any Borrower intends to use for substantially the same purpose as the property being sold or transferred.

     ss.8.6. Compliance with Environmental Laws. The Borrowers will not, and will not permit any of their Subsidiaries to (a) do any of the following, except in material compliance with all Environmental Laws and in the ordinary course of business: (i) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (iii) generate or dispose of any Hazardous Substances on any of the Real Estate, or (b) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release.

     ss.8.7. Distributions. The Borrowers will not make any Distributions.

     ss.8.8. Subsidiaries. The Borrowers shall not acquire, form, or otherwise invest in any Subsidiary that is not a Borrower, without the prior written consent of the Lender. Without limiting the foregoing, the Borrower acknowledges that the Lender's consent may be conditioned upon, among other things, the Lender's receipt of a security interest in the Subsidiary's capital stock and assets in order to secure the Obligations.

     ss.8.9. Fiscal Year. The fiscal year of the Borrowers and their Subsidiaries presently ends on September 30 of each year. The Borrowers and their Subsidiaries shall not change their fiscal year end without furnishing prior written notice thereof to, and first obtaining the consent of, the Lender.

     ss.8.10. Loans and Advances. The Borrowers will not and will not permit any of their Subsidiaries to, make any loans or advances to any Person other than (a) deposits to the Borrowers' suppliers in the ordinary course of business, and (b) advances to the Borrowers' or their Subsidiaries' employees in the ordinary course of business for reasonable expenses to be incurred by such employees for the benefit of the Borrowers or such Subsidiaries.

     ss.8.11. Terms of Subordinated Indebtedness. Neither the Borrower nor its Subsidiaries shall:

          (a) effect or permit any changes in or amendment to (i) the terms by which any Subordinated Indebtedness purports to be subordinated to the payment and performance of the Obligations or (ii) the terms relating to the repayment of any Subordinated Indebtedness; or

          (b) directly or indirectly make any payment of any principal, interest, fees or other amounts with respect to, or in redemption, retirement, or repurchase of, any Subordinated Indebtedness.

     ss.8.12. Agreements with Affiliated Persons. Except as disclosed on
SCHEDULE 6.13, neither any Borrower or any of its Subsidiaries shall enter into any agreement with any director, officer, trustee, or employee, or any Person in which such director, officer, trustee or employee has an interest other than in the ordinary course of business and on terms that are not less favorable than the Borrowers or such Subsidiary could obtain from an unrelated Person at such time.

     ss.8.13. Return of Property. Without the prior written consent of the Lender, the Borrowers shall not consent to or suffer the entry of an order in the Proceedings which authorize the return of any of the Borrowers' property pursuant to ss.546(g)* of the Bankruptcy Code.

     9. FINANCIAL COVENANTS OF THE BORROWERS. The Borrowers covenant and agree that, so long as any Obligation is Outstanding or the Lender has any obligation to make any Loans:

     ss.9.1. Capital Expenditures. None of the Borrowers or any of its Subsidiaries shall make or incur any Capital Expenditures in excess of $100,000.00 in the aggregate after the Closing Date.

     ss.9.2. Maximum Borrowings. The Borrowers shall not permit the sum of the Outstanding Loans made, and Letters of Credit issued, hereunder to exceed the following amounts as of the following dates:

             Week Ending                      Maximum Amount

             May 5, 2000                      $2,250,000
             May 12, 2000                     $3,000,000
             May 19, 2000                     $3,000,000
             May 26, 2000                     $4,000,000
             June 2, 2000                     $4,000,000
             June 9, 2000                     $4,500,000
             June 16, 2000                    $4,500,000
             June 23, 2000                    $5,000,000


     ss.9.3. Cumulative Sales. The Borrowers shall not permit their total shipments of finished goods Inventory to their unaffiliated customers for sales made after April 24 , 2000 calculated on a cumulative basis, to be less than the following amounts for the periods indicated:

              Week Ending                     Amount

              May 12, 2000                    $4,000,000
              May 19, 2000                    $5,700,000
              May 26, 2000                    $7,000,000
              June 2, 2000                    $8,900,000
              June 9, 2000                    $10,500,000
              June 16, 2000                   $12,700,000
              June 23, 2000                   $14,300,000
              June 30, 2000                   $15,900,000

     ss.9.4. Minimum Eligible Accounts Receivable. The Borrowers shall not permit the aggregate Net Outstanding Amount of Base Accounts (as defined in the Pre-Petition Loan Agreement) to be less than the following as of the period indicated:

              Week Ending                     Minimum Accounts
                                              Receivable

              May 19, 2000                    $11,400,000
              May 26, 2000                    $11,250,000
              June 2, 2000                    $11,000,000
              June 9, 2000                    $10,800,000
              June 16, 2000                   $10,900,000
              June 23, 2000                   $10,800,000
              June 30, 2000                   $10,800,000


     10. CLOSING CONDITIONS. The obligations of the Lender to make the Loans on the Closing Date and thereafter shall be subject to satisfaction of the following conditions precedent:

     ss.10.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and, shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

     ss.10.2. Resolutions. All action on the part of the Borrowers necessary for the valid execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents to which they are or are to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lender shall have been provided to the Lender. The Lender shall have received from the Borrowers true copies of the Borrowers' resolutions adopted by the Borrowers' board of directors, general partners or other governing body authorizing the transactions described herein, certified by the Borrowers' secretary or general partners as of a recent date to be true and complete.

     ss.10.3. Incumbency Certificate; Authorized Signers. The Lender shall have received from the Borrowers an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrowers and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrowers, each of the Loan Documents to which the Borrowers are or are to become a party; (b) to make requests for Loans; and (c) to give notices and to take other action on behalf of the Borrowers under the Loan Documents.

     ss.10.4. Borrowing Order. There shall have been entered in the Proceedings an Interim Borrowing Order, which order shall not have been stayed, modified, appealed, reversed or otherwise affected.

     ss.10.5. Adequate Protection Stipulation. There shall have been entered in the Proceedings an order approving a Stipulation, substantially in the form of EXHIBIT E hereto, pursuant to which the agent and the lenders under the Pre-Petition Loan Agreement shall be afforded adequate protection during the Proceedings with respect to the Pre-Petition Revolver, the Pre-Petition Term Loan and the other obligations under the Pre-Petition Loan Agreement, which order shall not have been stayed, modified, appealed, reversed, or otherwise affected.

     ss.10.6. Litigation. There shall be no pending or threatened litigation involving the Borrowers or any of their Subsidiaries which has not been stayed in the Proceedings and which, in the judgment of the Lender, could have a material adverse effect on the Borrowers or any of their Subsidiaries or the ability of the Borrowers or their Subsidiaries to perform their obligations under the Loan Documents, and no judgment, order, injunction or other similar injunction or other similar restraint prohibiting any of the transactions contemplated hereby shall exist.

     ss.10.7. Evidence of Insurance. The Lender shall have received evidence, in form, scope and substance and with such insurance carriers, satisfactory to the Lender, for all insurance policies required under any of the Loan Documents, naming the Lender as loss payee or mortgagee, as applicable.

     ss.10.8. Financial Statements. The Lenders shall have received the Business Plan and such other information as the Lender shall have reasonably requested, and the information shall be satisfactory to the Lender.

     ss.10.9. Settlement of Pre-Petition Obligations. The lenders under the Pre-Petition Loan Agreement shall have entered into an agreement with the Borrowers and with the Investors for the settlement of such lenders' claims under the Pre-Petition Agreement.

     ss.10.10. Commitment Letters. The Borrowers shall have delivered to the Lender (a) a commitment letter from The CIT Group/Commercial Services, Inc. and from the Investors, on terms satisfactory to the Lender and to the lenders under the Pre-Petition Loan Agreement for the refinancing of the Obligations and the funding of the settlement described in ss.10.9 hereof.

     ss.10.11. Approval Motions. The Borrower shall have filed motions with the Bankruptcy Court in the Proceedings seeking approval of the settlement described in ss.10.9 hereof and the financing transactions described in ss.10.10 hereof.

     ss.10.12. Compliance with Law. The Lender shall be satisfied that the Borrowers have obtained all material and appropriate authorizations and approvals of all governmental authorities required for the due execution, delivery and performance by the Borrowers of each of the Loan Documents to which they are or will be a party and for the perfection of or the exercise by the Lender of its rights and remedies under the Loan Documents.

     ss.10.13. Payment of Fees. The Borrowers shall pay to the Lender, the closing fee pursuant to ss. and shall have reimbursed the Lender for all costs and expenses, including attorneys' fees, incurred by the Lender.

     ss.10.14. Additional Documents. The Borrowers shall have provided such additional instruments and documents to the Lender as the Lender and the Lender's counsel may have reasonably requested.

     11. CONDITIONS TO ALL BORROWINGS. The obligations of the Lender to make any Loan , whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     ss.11.1. Representations True; No Event of Default. Each of the representations and warranties of the Borrowers and their Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated and permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Lender shall have received a certificate of the Borrowers signed by an authorized officer of the Borrowers to such effect.

     ss.11.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of the Lender would make it illegal for the Lender to make such Loan.

     ss.11.3. Governmental Regulation. The Lender shall have received such statements in substance and form reasonably satisfactory to the Lender as the Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     ss.11.4. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Lender and to the Lender's counsel, and the Lender and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Lender may reasonably request.

     12. EVENTS OF DEFAULT; ACCELERATION; ETC.
         ------------------------------------

     ss.12.1. Events of Default and Acceleration. If any of the following events ("EVENTS OF DEFAULT") shall occur:

          (a) the Borrowers shall fail to pay any principal of the Loans, any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrowers shall fail to comply with any of their covenants contained in ss.ss. 7.1, 7.5(e), 7.10, 7.12, 7.13, 7.14, 8 or 9 hereof;

          (c) the Borrowers shall fail to comply with any of their covenants contained in (i) ss.7.4 hereof for two (2) Business Days after the date when due or (ii) ss.7.8 hereof for five (5) Business Days;

          (d) the Borrowers or any of their Subsidiaries shall fail to perform any other term, covenant or agreement contained herein (other than those specified elsewhere in this ss.12) or any of the covenants contained in any other Loan Documents (other than those specified elsewhere in this ss.12) for fifteen (15) days after written notice of such failure has been given to the Borrowers by the Lender;

          (e) any representation or warranty of the Borrowers or any of their Subsidiaries in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement is determined by the Lender to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (f) any Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any post-petition obligation for borrowed money or credit received or in respect of any capital leases, or fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any capital leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

          (g) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any post-petition final judgments in excess of $100,000 in the aggregate against any Borrower or any of its Subsidiaries;

          (h) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Borrower or any of its Subsidiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (i) any Borrower or any Subsidiary shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of any Borrower or such Subsidiaries;

          (j) there shall have occurred any material adverse change, as determined by the Lender in good faith, in or to the assets, liabilities, financial condition, business operations, or prospects of the Borrowers and its Subsidiaries, taken as a whole;

          (k) Any Change in Control;

          (l) Unless the transactions described in ss.10.9 and 10.10 have been consummated and the Obligations theretofore paid in full, the failure of the Borrowers to have obtained a Final Borrowing Order on or before June 10, 2000;

          (m) The failure of the Borrowers to have obtained a final order from the Bankruptcy Court in the Proceedings on or before June 15, 2000 approving the transactions described in ss.ss.10.9 and 10.10 hereof; or the entry of an order of the Bankruptcy Court at any time denying approval of the transactions described in ss.ss.10.9 and 10.10 hereof;

          (n) The termination of any of the commitments described in ss.10.10 hereof for any reason, including, but not limited to, a notice from any Investor stating that it is not in a position to fund its entire commitment in accordance with the terms thereof;

          (o) The failure of the Borrowers and the other parties thereto to have consummated the transactions described in ss.ss.10.9 and 10.10 hereof on or before June 30, 2000 (or such later date as the Lender may agree in writing);

          (p) The entry of an order in the Proceedings, which order constitutes the stay, modification, appeal, or reversal of any Borrowing Order or which otherwise affects the effectiveness of any Borrowing Order;

          (q) The appointment in the Proceedings of a trustee or of any examiner having expanded powers to operate all or any part of any Borrower's business;

          (r) The conversion of the Proceedings to a case under Chapter 7 of the Bankruptcy Code; or

          (s) The entry of any order which provides relief from the automatic stay otherwise imposed pursuant to Section 362 of the Bankruptcy Code, which order permits any creditor, other than the Lender , to realize upon, or to exercise any right or remedy with respect to, any material asset of any Borrower or to terminate any license, franchise, or similar agreement, where such termination could have a material adverse effect on any Borrower's financial condition or ability to conduct its business in the ordinary course; or

          (t) An "event of default" shall arise under the Stipulation, substantially in the form of EXHIBIT E hereto, pursuant to which the agent and the lenders under the Pre-Petition Loan Agreement shall be afforded adequate protection during the Proceedings with respect to the Pre-Petition Revolver, the Pre-Petition Term Loan and the other obligations under the Pre-Petition Loan Agreement.

then, and in any such event, so long as the same may be continuing, subject to the terms of the Borrowing Order, the Lender, may, by notice in writing to the Borrowers declare all amounts owing with respect to this Agreement, the Note and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers.

     ss.12.2. Termination of Commitments. If any Event of Default shall have occurred and be continuing, subject to the terms of the Borrowing Order, the Lender may by notice to the Borrowers, terminate its commitment hereunder, and upon such notice being given such commitment shall terminate immediately and the Lender shall be relieved of all further obligations to make Loans and to issue Letters of Credit. No termination of the credit hereunder shall relieve the Borrowers of any of the Obligations or any of its existing obligations to the Lender arising under other agreements or instruments. Furthermore, in the event of termination of the commitments hereunder, the Borrowers shall furnish the Lender with cash collateral for all Outstanding Letters of Credit in an amount equal to one hundred five percent of the maximum stated amount of all Outstanding Letters of Credit. Such cash collateral may be immediately applied against any drawing under any such Letter of Credit without further notice to or consent from the Borrowers and, to the extent not utilized for such purpose, shall secure and may be applied against any and all Obligations hereunder.

     ss.12.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lender shall have accelerated the maturity of the Loans pursuant to ss., the Lender may, subject to the terms of the Borrowing Order, proceed to protect and enforce its rights and remedies under this Agreement, the Note or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to the Lender are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender. No remedy herein conferred upon the Lender or the holder of the Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     ss.12.4. Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Event of Default, the Lender receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed by the Lender for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of, the Lender for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Lender in connection with the collection of such monies by the Lender, for the exercise, protection or enforcement by the Lender of all or any of the rights, remedies, powers and privileges of the Lender under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Lender against any taxes or liens which by law shall have, or may have, priority over the rights of the Lender to such monies;

          (b) Second, to all other Obligations in such order or preference as the Lender may determine; provided, however, that the Lender may in its discretion make proper allowance to take into account any Obligations not then due and payable;

          (c) Third, to payment of all obligations under the Pre-Petition Revolver, the Pre-Petition Term Loan and the Pre-Petition Loan Agreement in the manner and order set forth therein.

          (d) Fourth, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lender of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

          (e) Fifth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

     13. SETOFF. Regardless of the adequacy of any collateral, whether or not any Event of Default exists, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Lender to any Borrower and any securities or other property of any Borrower in the possession of the Lender may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to the Lender.

     14. EXPENSES. The Borrowers agree to pay (a) any taxes (including any interest and penalties in respect thereto) payable by the Lender (other than taxes based upon the Lender's net income), including any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Lender after the Closing Date (the Borrowers hereby agreeing to indemnify the Lender with respect thereto), (b) all reasonable appraisal fees, engineer's fees, and the reasonable fees, expenses and disbursements of the Lender's counsel or any local counsel to the Lender incurred in connection with the preparation, administration or interpretation of the Loan Documents and amendments, modifications, approvals, consents or waivers hereto or hereunder, (c) the fees, expenses and disbursements of the Lender incurred by the Lender in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, (d) all reasonable out-of-pocket expenses (including reasonable attorneys' and consultants' fees and costs and the fees and costs of appraisers, engineers, investment bankers, business brokers, or other experts retained by the Lender) incurred by the Lender in connection with
(i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or any of their Subsidiaries or the administration thereof (whether prior to or after the occurrence of an Event of Default) and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Lender's relationship with the Borrowers or any of their Subsidiaries and (e) all reasonable fees, expenses and disbursements of the Lender incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this ss.14 shall survive payment or satisfaction of payment of amounts owing with respect to the Note.

     15. INDEMNIFICATION. The Borrowers agree to indemnify and hold harmless the Lender from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrowers or any of their Subsidiaries of the proceeds of any of the Loans, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrowers or any of their Subsidiaries comprised in the Collateral, (c) the Borrowers or any of their Subsidiaries entering into or performing this Agreement or any of the other Loan Documents or (d) with respect to the Borrowers and their Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided however that the Lender shall not be entitled to indemnification if a court of competent jurisdiction finally determines (all appeals having been exhausted or waived) that the Lender acted in bad faith or with willful misconduct. In litigation, or the preparation therefor, the Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this ss.15 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this ss.16 shall survive the repayment of the Loan and the termination of the obligations of the Lender hereunder.

     16. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers or any of their Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lender of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Note or any of the other Loan Documents remains Outstanding or the Lender has any obligation to make any Loans. The indemnification obligations of the Borrowers provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lender hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to the Lender at any time by or at the direction of the Borrowers or any of their Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers or such Subsidiary hereunder.

     17. ASSIGNMENT AND PARTICIPATION.
         ----------------------------

     ss.17.1. Conditions to Assignment by Lenders. The Lender may assign all or a portion of its interests, rights and obligations under this Agreement, provided that, prior to the occurrence of an Event of Default such assignee may consist only of any or all of National Bank of Canada, The Sumitomo Bank Limited, Senior Debt Portfolio or any of their affiliates. From and after the effective date specified in each assignment
(i) the assignee thereunder shall be a party hereto and, to the extent provided in such assignment, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment be released from its obligations under this Agreement.

     ss.17.2. Participations. The Lender may sell participations to one or more banks or other entities in all or a portion of the Lenders' rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers, (b) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term, or reduce the amount of any fees to which such participant is entitled, (c) no such participant shall constitute a "Lender" for purposes of this Agreement, and (d) no participant shall have the right to grant further participations or assign its rights, obligations or interests under such participation to other Persons without the prior written consent of the Lender.

     ss.17.3. Pledge by Lender. The Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Lenders organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the Lender from its obligations hereunder or under any of the other Loan Documents.

     ss.17.4. No Assignment by Borrowers. The Borrowers shall not assign or transfer any of their rights or obligations under any of the Loan Documents without the prior written consent of the Lender.

     ss.17.5. Disclosure. The Borrowers agree that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by the Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

     18. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement, the Note or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (a) if to the Borrowers, at 51 Blackburn Drive, Gloucester, Massachusetts 01930, Attention: Mr. Richard Glass (Telecopier:
     978-281-0565), or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice; and

          (b) if to the Lender, at 100 Federal Street, Boston,
     Massachusetts 02110, Attention: Mr. Robert J. Riley
     (Telecopier:617-434-1508), or such other address for notice as the Lender shall last have furnished in writing to the Borrowers.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

     19. GOVERNING LAW. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

     20. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     21. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     22. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided inss.23. 8.

     23. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. THE BORROWERS HEREBY WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWERS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWERS (A) CERTIFY THAT NO REPRESENTATIVE, THE LENDER, OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGE THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

     24. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Lender.

     No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

     25. SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     26. ADDITIONAL WAIVERS.
         ------------------

               (i) The Obligations are the joint and several obligations of each Borrower. To the fullest extent permitted by applicable law, the obligations of each Borrower hereunder shall not be affected by (i) the failure of the Lender to assert any claim or demand or to enforce or exercise any right or remedy against any other Borrower under the provisions of this Agreement, any other Loan Document or otherwise,
     (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, or any other agreement, including with respect to any other Borrower of the Obligations under this Agreement, or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Lender.

               (ii) The obligations of each Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Borrower hereunder shall not be discharged or impaired or otherwise affected by the failure of the Lender to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Borrower or that would otherwise operate as a discharge of any Borrower as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

               (iii) To the fullest extent permitted by applicable law, each Borrower waives any defense based on or arising out of any defense of any other Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Borrower, other than the indefeasible payment in full in cash of all the Obligations. The Lender may, at its election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Borrower, or exercise any other right or remedy available to them against any other Borrower, without affecting or impairing in any way the liability of any Borrower hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash. Pursuant to applicable law, each Borrower waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Borrower against any other Borrower, as the case may be, or any security.

               (iv) Upon payment by any Borrower of any Obligations, all rights of such Borrower against any other Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of any Borrower now or hereafter held by any other Borrower is hereby subordinated in right of payment to the prior payment in full of the Obligations. None of the Borrowers will demand, sue for, or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Borrower on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Borrower, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                                           NUTRAMAX PRODUCTS, INC.
                                           NUTRAMAX HOLDINGS, INC.
                                           NUTRAMAX HOLDINGS II, INC.
                                           NUTRAMAX OPHTHALMICS, INC.
                                           NUTRAMAX ACQUISITION CORPORATION
                                           FAIRTON REALTY HOLDINGS, INC.
                                           ORAL CARE, INC.
                                           POWERS PHARMACEUTICAL CORP.
                                           FLORENCE REALTY, INC.
                                           CERTIFIED CORP.
                                           FIRST AID PRODUCTS, INC.
                                           ADHESIVE COATINGS, INC.
                                           ELMWOOD PARK REALTY, INC.
                                           F.A. PRODUCTS, L.P.


                                    By: /s/ Richard G. Glass
                                       ----------------------------------
                                       Name:  Richard G. Glass
                                       Title: CEO


                                           FLEET NATIONAL BANK


                                    By: /s/ Robert J. Riley
                                       ----------------------------------
                                       Name:  Robert J. Riley
                                       Title: Vice President